Exhibit 99.1

NEWS RELEASE

Visteon Announces First Quarter 2025 Financial Results

VAN BUREN TOWNSHIP, Mich., April 24, 2025 — Visteon Corporation (NASDAQ: VC) today reported first quarter financial results. Highlights include:

•Sales of $934 million with Growth-over-Market of 10%1
•Net income of $65 million
•Adjusted EBITDA of $129 million
•Operating cash flow of $70 million and adjusted free cash flow of $38 million
•Healthy balance sheet with net cash of $343 million at quarter end
•New business wins of $1.9 billion and 16 new product launches

First Quarter Results

Visteon reported net sales of $934 million, compared to $933 million in the prior year, despite a declining production environment. We delivered 10% outperformance relative to customer vehicle production, driven by the ramp-up of recent product launches for our digital cockpit products. Our market outperformance was partially offset by reduced customer recoveries, annual pricing, and currency.

Gross margin in the first quarter was $138 million. Net income attributable to Visteon was $65 million or $2.36 per diluted share. Adjusted EBITDA, a non-GAAP measure defined below, was $129 million in the first quarter and reflects the strong focus on operational execution and cost discipline, lower year-over-year net engineering and SG&A costs due to resource optimization and strong cost controls, and favorable one-time commercial items.

For the first three months of 2025, cash from operations was $70 million, capital expenditures were $35 million and adjusted free cash flow, a non-GAAP measure defined below, was $38 million. The Company ended the first quarter with cash of $658 million and debt of $315 million. Our strong balance sheet, with a net cash position of $343 million, provides the flexibility needed to navigate uncertainty from tariffs while supporting future capital allocation.

Visteon secured $1.9 billion in new business in the first quarter, including nearly $1 billion of wins with OEMs in Asia excluding China and multiple wins for the two-wheeler market, demonstrating continued progress with our strategic initiatives. First quarter wins also included a conquest win with a domestic Chinese OEM for a large, curved display, a digital cluster for a large SUV platform with a Japanese OEM, a dual display for the electric SUV and trucks platform with a global OEM, and multiple digital cluster programs with two-wheeler OEMs in India.

Visteon launched 16 new products in the first quarter driven primarily by mass market adoption of digital cockpit products and flexible BMS technology that enabled launches of electrification products on both hybrid and EV models. Key first quarter launches include an infotainment system for the Ford Puma and digital cluster and infotainment system for the electric Ford Transit in Europe, digital clusters on the Volkswagen Jetta, Dacia Bigster, and Mitsubishi Xforce, and electrification launches on multiple vehicles, including the hybrid Buick GL8 in China.

1 Visteon y/y sales growth (ex. FX and net pricing) compared to production for Visteon customers weighted on Visteon sales contribution.

“Our first quarter results reflect robust demand for our next-generation products while remaining committed to operational excellence and investing in future growth,” said President and CEO Sachin Lawande. "We secured significant new business, including additional wins with Asian and two-wheeler OEMs. These wins and our new product launches highlight the deep alignment between industry trends and our technology portfolio."

Financial Outlook

The outlook for the automotive industry has become more uncertain due to the evolving dynamics related to tariffs. The negative impact to industry production volumes as well as the cost incurred by Visteon will depend on a variety of factors that are uncertain at this time. Given this uncertainty, Visteon is not reaffirming full-year 2025 guidance. We will update our guidance once visibility improves.

About Visteon

Visteon (NASDAQ: VC) is advancing mobility through innovative technology solutions that enable a software-defined future. The Company's state-of-the-art product portfolio merges digital cockpit innovations, advanced displays, AI-enhanced software solutions, and integrated EV architecture solutions. With expertise spanning passenger vehicles, commercial transportation, and two-wheelers, Visteon partners with global OEMs to create safer, cleaner, and more connected journeys. Headquartered in Van Buren Township, Michigan, Visteon operates in 18 countries, employing a global network of innovation centers and manufacturing facilities. In 2024, the Company recorded annual sales of approximately $3.87 billion and secured $6.1 billion in new business. For more information, visit visteon.com.

Conference Call and Presentation
Today, Thursday, April 24, at 9 a.m. ET, the Company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 1-888-330-2508
Outside U.S./Canada: 1-240-789-2735
Conference ID: 8897485

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•uncertainties in U.S. policy regarding trade agreements, tariffs or other internation trade policies and any response to such actions by foreign countries;
•continued and future impacts of the geopolitical conflicts and related supply chain disruptions, including but not limited to the conflicts in the Middle East, Russia and East Asia and the possible imposition of sanctions;
•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, prohibit, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

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Visteon Contacts:

Media:
Media@Visteon.com
Investors:
Investor@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024

Net sales	$934	$933
Cost of sales	(796)	(814)
Gross margin	138	119
Selling, general and administrative expenses	(47)	(52)
Restructuring, net	—	(2)
Interest income, net	1	—
Equity in net income (loss) of non-consolidated affiliates	2	(4)
Other income (expense), net	1	2
Income (loss) before income taxes	95	63
Provision for income taxes	(28)	(19)
Net income (loss)	67	44
Less: Net (income) loss attributable to non-controlling interests	(2)	(2)
Net income (loss) attributable to Visteon Corporation	$65	$42

Comprehensive income (loss)	$87	$29
Less: Comprehensive (income) loss attributable to non-controlling interests	(3)	(1)
Comprehensive income (loss) attributable to Visteon Corporation	$84	$28

Basic earnings (loss) per share attributable to Visteon Corporation	$2.39	$1.52

Diluted earnings (loss) per share attributable to Visteon Corporation	$2.36	$1.50

Average shares outstanding (in millions)
Basic	27.2	27.6
Diluted	27.5	28.0

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	March 31,	December 31,
	2025	2024
ASSETS
Cash and equivalents	$655	$623
Restricted cash	3	3
Accounts receivable, net	613	578
Inventories, net	310	283
Other current assets	116	109
Total current assets	1,697	1,596

Property and equipment, net	462	452
Intangible assets, net	153	152
Right-of-use assets	128	100
Investments in non-consolidated affiliates	29	27
Deferred tax assets	439	441
Other non-current assets	89	94
Total assets	$2,997	$2,862

LIABILITIES AND EQUITY
Short-term debt	$18	$18
Accounts payable	556	505
Accrued employee liabilities	90	107
Current lease liability	22	29
Other current liabilities	241	257
Total current liabilities	927	916

Long-term debt, net	297	301
Employee benefits	125	127
Non-current lease liability	112	78
Deferred tax liabilities	47	43
Other non-current liabilities	92	87

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,368	1,376
Retained earnings	2,613	2,548
Accumulated other comprehensive loss	(287)	(306)
Treasury stock	(2,382)	(2,390)
Total Visteon Corporation stockholders’ equity	1,313	1,229
Non-controlling interests	84	81
Total equity	1,397	1,310
Total liabilities and equity	$2,997	$2,862

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
OPERATING
Net income (loss)	$67	$44
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	25	22
Non-cash stock-based compensation	11	10
Equity in net loss (income) of non-consolidated affiliates, net of dividends remitted	(2)	4
Other non-cash items	(1)	3
Changes in assets and liabilities:
Accounts receivable	(24)	3
Inventories	(20)	(51)
Accounts payable	51	37
Other assets and other liabilities	(37)	(3)
Net cash provided from operating activities	70	69
INVESTING
Capital expenditures, including intangibles	(35)	(37)
Other	2	—
Net cash used by investing activities	(33)	(37)
FINANCING
Principal repayment of term debt facility	(4)	(4)
Dividends to non-controlling interests	(4)	—
Repurchase of common stock	(7)	(20)
Stock based compensation tax withholding payments	(6)	(7)
Proceeds from the exercise of stock options	3	—
Net cash used by financing activities	(18)	(31)
Effect of exchange rate changes on cash	13	(12)
Net decrease in cash, equivalents, and restricted cash	32	(11)
Cash, equivalents, and restricted cash at beginning of the period	626	518
Cash, equivalents, and restricted cash at end of the period	$658	$507

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, provision for (benefit from) income taxes, non-cash stock-based compensation expense, net interest expense, net income attributable to non-controlling interests, net restructuring expense, equity in net (income)/loss of non-consolidated affiliates, gain on non-consolidated affiliate transactions, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended
	March 31,
Visteon:	2025	2024
Net income attributable to Visteon Corporation	$65	$42
Depreciation and amortization	25	22
Non-cash, stock-based compensation expense	11	10
Provision for income taxes	28	19
Restructuring, net	—	2
Interest income, net	(1)	—
Net income attributable to non-controlling interests	2	2
Equity in net loss (income) of non-consolidated affiliates	(2)	4
Other	1	1
Adjusted EBITDA	$129	$102

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended
	March 31,
Visteon:	2025	2024
Cash provided from operating activities	$70	$69
Capital expenditures, including intangibles	(35)	(37)
Free cash flow	$35	$32
Restructuring related payments	3	2
Adjusted free cash flow	$38	$34

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended
	March 31,
	2025	2024
Net income attributable to Visteon	$65	$42

Diluted earnings per share:
Net income attributable to Visteon	$65	$42
Average shares outstanding, diluted	27.5	28.0
Diluted earnings per share	$2.36	$1.50

Adjusted net income and adjusted earnings per share:
Net income attributable to Visteon	$65	$42
Restructuring, net	—	2
Other	1	1
Adjusted net income	$66	$45
Average shares outstanding, diluted	27.5	28.0
Adjusted earnings per share	$2.40	$1.61

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.